For the six month period ended February 29, 2008
File number: 811-05296

                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders

     The  Annual Meeting of Shareholders was held on December 11,
2007.   At  such meeting the shareholders approved the  following
proposal:

     1)   Election of Class II Directors:

                              FOR                 WITHHELD
               Robert      F.      Gunia               10,064,638
459,538
                Robin      B.      Smith                10,071,948
452,228
                              Clay T. Whitehead        10,064,769
459,408